NEWS RELEASE	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
CONTACT: Kim Duncan Vice President, Investor Relations ir@cooperco.com

THE COOPER COMPANIES ANNOUNCES THIRD QUARTER 2017 RESULTS

PLEASANTON, Calif., August 31, 2017 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal third quarter ended July 31, 2017.

•	Third quarter revenue increased 8% year-over-year to $556.0 million. CooperVision (CVI) revenue up 7% to $437.3 million. CooperSurgical (CSI) revenue up 13% to $118.7 million.

•	Third quarter GAAP diluted earnings per share (EPS) $2.09, up 30 cents or 17% from last year’s third quarter.

•	Third quarter non-GAAP diluted EPS $2.64, up 34 cents or 15% from last year’s third quarter. See “Reconciliation of GAAP Results to Non-GAAP Results” below.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, "This was another solid quarter with market share gains, improving profitability and strong cash generation. I'm very happy with the continuing progress in both our businesses and continue to see a bright future ahead.”

Third Quarter GAAP Operating Results

•	Revenue $556.0 million, up 8% from last year’s third quarter, up 7% pro forma (defined as constant currency and including acquisitions in both periods).

•
Gross margin 64% compared with 62% in last year’s third quarter. On a non-GAAP basis, gross margin was 65% compared with 64% last year. The gross margin was positively impacted primarily by favorable product mix and currency within CooperVision as well as improved margins at CooperSurgical from successful integration activity.

•	Operating margin 20% compared with 20% in last year’s third quarter. On a non-GAAP basis, operating margin was 26% in line with last year.

•	Total debt decreased $173.5 million from April 30, 2017, to $1,213.4 million, primarily due to debt paydown from cash flow generation and lower cash balances.

•	Cash provided by operations $154.6 million offset by capital expenditures $38.1 million resulted in free cash flow of $116.5 million.

Third Quarter CooperVision (CVI) GAAP Operating Results

•	Revenue $437.3 million, up 7% from last year’s third quarter, up 8% in constant currency.

•	Revenue by category:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	3Q17	3Q17	y/y	y/y
Toric	$138.3	32%	10%	11%
Multifocal	46.8	11%	6%	7%
Single-use sphere	115.8	26%	11%	14%
Non single-use sphere, other	136.4	31%	1%	2%
Total	$437.3	100%	7%	8%
•Revenue by geography:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	3Q17	3Q17	y/y	y/y
Americas	$168.7	39%	2%	2%
EMEA	179.9	41%	11%	13%
Asia Pacific	88.7	20%	9%	13%
Total	$437.3	100%	7%	8%

•
Gross margin 65% compared with 62% in last year’s third quarter. On a non-GAAP basis, gross margin was 65% vs. 64% last year. Gross margin was positively impacted primarily by favorable product mix and currency.

Third Quarter CooperSurgical (CSI) GAAP Operating Results

•	Revenue $118.7 million, up 13% from last year’s third quarter, up 4% pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CSI Revenue	%chg	%chg
	3Q17	3Q17	y/y	y/y
Fertility	$65.5	55%	26%	6%
Office and surgical products	53.2	45%	1%	1%
Total	$118.7	100%	13%	4%

•	Gross margin 61% compared with 61% in last year’s third quarter. On a non-GAAP basis, gross margin was 62% vs. 61% last year. Gross margin was positively impacted by successful integration activity.

Fiscal Year 2017 Guidance
The Company updated its fiscal year 2017 guidance. Details are summarized as follows:

•	Fiscal 2017 total revenue $2,129 - $2,142 million

-	CVI revenue $1,670 - $1,680 million

-	CSI revenue $459 - $462 million

•	Fiscal 2017 non-GAAP diluted earnings per share of $9.66 - $9.76

•	Fiscal fourth quarter 2017 total revenue $552 - $565 million

-	CVI revenue $435 - $445 million

-	CSI revenue $117 - $120 million

•	Fiscal fourth quarter 2017 non-GAAP diluted earnings per share of $2.60 - $2.70
Non-GAAP diluted earnings per share guidance excludes amortization of intangible assets and other costs including integration expenses which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•
We exclude the effect of amortization of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions.

•	We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Many of these costs last year related to our acquisition of Sauflon Pharmaceuticals Ltd. that closed in our fiscal fourth quarter of 2014. Acquisition and integration expenses include items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•
We exclude other exceptional or unusual charges or expenses.  These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•
We report revenue growth using the non-GAAP financial measure of pro forma which includes constant currency revenue and revenue from acquisitions in both periods. Management also presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. To report pro forma revenue growth, we include revenue for the comparison period when we did not own recently acquired companies.

•
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash flows that are available for repayment of debt, repurchases of our common stock or to fund our strategic initiatives. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended July 31,
	2017			2017	2016			2016
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$199.8	$(4.1)	A	$195.7	$198.1	$(10.6)	A	$187.5
Operating expense excluding amortization	$226.2	$(10.0)	B	$216.2	$198.3	$(2.7)	B	$195.6
Amortization of intangibles	$17.2	$(17.2)	C	$—	$15.6	$(15.6)	C	$—
Provision for income taxes	$4.1	$4.3	D	$8.4	$5.2	$4.2	D	$9.4
Diluted earnings per share attributable to Cooper stockholders	$2.09	$0.55		$2.64	$1.79	$0.51		$2.30

A
Our fiscal 2017 GAAP cost of sales includes $1.3 million of integration costs in CooperSurgical and $2.8 million of product write off costs due to new product transition in CooperVision, resulting in fiscal 2017 GAAP gross margin of 64% as compared to fiscal 2017 non-GAAP gross margin of 65%.Our fiscal 2016 GAAP cost of sales included $9.2 million of charges primarily for equipment and product rationalization and related integration costs, arising from the acquisition of Sauflon, and $1.1 million of facility start-up costs in CooperVision; and $0.3 million of integration costs in CooperSurgical resulting in fiscal 2016 GAAP gross margin of 62% as compared to fiscal 2016 non-GAAP gross margin of 64%.

B
Our fiscal 2017 GAAP operating expense includes $4.2 million in charges primarily related to acquisition and integration activities in CooperSurgical and $5.8 million of legal costs related to litigation of class action complaints filed against CooperVision and other contact lens manufacturers relating to Unilateral Pricing Policy, including a settlement accrual of $3.0 million, and state and federal lobbying expenses. Our fiscal 2016 GAAP operating expense included $2.7 million in charges primarily for acquisition and integration costs in CooperSurgical.

C
Amortization expense was $17.2 million and $15.6 million for the fiscal 2017 and 2016 periods, respectively. Items A, B and C resulted in fiscal 2017 GAAP operating margin of 20% as compared to fiscal 2017 non-GAAP operating margin of 26%, and fiscal 2016 GAAP operating margin of 20% as compared to fiscal 2016 non-GAAP operating margin of 26%.

D	These amounts represent the increases in the provision for income taxes that arise from the impact of the above adjustments.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Nine Months Ended July 31,
	2017			2017	2016			2016
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$565.1	$(6.2)	A	$558.9	$571.1	$(32.0)	A	$539.1
Operating expense excluding amortization	$641.2	$(20.4)	B	$620.8	$581.1	$(20.6)	B	$560.5
Amortization of intangibles	$50.6	$(50.6)	C	$—	$46.1	$(46.1)	C	$—
Other (income) expense, net	$(0.1)	$(0.1)	D	$(0.2)	$2.2	$(0.8)	D	$1.4
Provision for income taxes	$13.1	$12.1	E	$25.2	$12.4	$11.1	E	$23.5
Diluted earnings per share attributable to Cooper stockholders	$5.74	$1.32		$7.06	$4.36	$1.81		$6.17

A
Our fiscal 2017 GAAP cost of sales includes $2.8 million of integration costs in CooperSurgical; $2.8 million of product write off costs due to new product transition and $0.6 million of facility start-up costs in CooperVision; resulting in fiscal 2017 GAAP gross margin of 64%, as compared to fiscal 2017 non-GAAP gross margin of 65%. Our fiscal 2016 GAAP cost of sales included $25.4 million of charges primarily for equipment and product rationalization and related integration costs, arising from the acquisition of Sauflon, and $4.9 million of facility start-up costs in CooperVision; and $1.6 million of integration costs in CooperSurgical, resulting in fiscal 2016 GAAP gross margin of 61% as compared to fiscal 2016 non-GAAP gross margin of 63%.

B
Our fiscal 2017 GAAP operating expense includes $11.6 million in charges primarily related to acquisition and integration activities in CooperSurgical and $8.8 million of legal costs described above. Our fiscal 2016 GAAP operating expense included $20.7 million in costs primarily for CooperVision’s integration and restructuring activities related to the acquisition of Sauflon and acquisition and integration costs in CooperSurgical.

C
Amortization expense was $50.6 million and $46.1 million for the fiscal 2017 and 2016 periods, respectively. Items A, B and C resulted in fiscal 2017 GAAP operating margin of 20% as compared to fiscal 2017 non-GAAP operating margin of 25%, and fiscal 2016 GAAP operating margin of 17% as compared to fiscal 2016 non-GAAP operating margin of 24%.

D	These amounts represent costs related to debt extinguishment and foreign exchange loss on forward contracts related to acquisitions.
E	These amounts represent the increases in the provision for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal third quarter 2017 financial results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of The Cooper Companies’ website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on August 31, 2017 through September 7, 2017. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737.

About The Cooper Companies
The Cooper Companies, Inc. ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has more than 10,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995.  Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2017 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking.  To identify these statements look for words like "believes," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases.  Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the United Kingdom’s election to withdraw from the European Union; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and/or earnings; our indebtedness and associated interest expense could adversely affect our financial health, prevent us from fulfilling our debt obligations or limit our ability to borrow additional funds; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, United States and other countries with proposed changes to tax laws, some of which may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, including any related to integration of acquisitions, natural disasters, system upgrades or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; disruptions in supplies of raw materials, including but not limited to, components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry and the medical device industry; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, including but not limited to product recalls, warning letters, and data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs/expenses related to recalls; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	July 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$46.0	$100.8
Trade receivables, net	335.9	291.4
Inventories	453.9	417.7
Deferred tax assets	—	49.7
Other current assets	96.3	77.5
Total current assets	932.1	937.1
Property, plant and equipment, net	894.9	877.7
Goodwill	2,333.6	2,164.7
Other intangibles, net	487.9	441.1
Deferred tax assets	66.1	6.1
Other assets	68.2	51.9
	$4,782.8	$4,478.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$33.4	$226.3
Other current liabilities	337.8	316.9
Total current liabilities	371.2	543.2
Long-term debt	1,180.0	1,107.4
Deferred tax liabilities	30.9	37.5
Other liabilities	107.4	94.6
Total liabilities	1,689.5	1,782.7
Stockholders’ equity	3,093.3	2,695.9
	$4,782.8	$4,478.6

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016
Net sales	$556.0	$514.7	$1,577.5	$1,448.2
Cost of sales	199.8	198.1	565.1	571.1
Gross profit	356.2	316.6	1,012.4	877.1
Selling, general and administrative expense	208.7	182.4	590.6	533.7
Research and development expense	17.5	15.9	50.6	47.4
Amortization of intangibles	17.2	15.6	50.6	46.1
Operating income	112.8	102.7	320.6	249.9
Interest expense	8.3	8.0	23.3	20.9
Other (income) expense, net	(3.2)	1.3	(0.1)	2.2
Income before income taxes	107.7	93.4	297.4	226.8
Provision for income taxes	4.1	5.2	13.1	12.4
Net income	103.6	88.2	284.3	214.4
Less: net income attributable to noncontrolling interests	—	0.3	—	1.0
Net income attributable to Cooper stockholders	$103.6	$87.9	$284.3	$213.4

Diluted earnings per share attributable to Cooper stockholders	$2.09	$1.79	$5.74	$4.36

Number of shares used to compute earnings per share attributable to Cooper stockholders	49.6	49.0	49.5	48.9

Soft Contact Lens Revenue Update

Worldwide Manufacturers' Soft Contact Lens Revenue (U.S. dollars in millions; constant currency; unaudited)

	Calendar 2Q17			Trailing Twelve Months 2017
		Market	CVI		Market	CVI
	Market	Change	Change	Market	Change	Change
Sales by Modality
Single-use	$947	12%	14%	$3,600	11%	15%
Other	948	(3)%	4%	3,785	(2)%	5%
WW Soft Contact Lenses	$1,895	4%	7%	$7,385	4%	8%

Sales by Geography
Americas	$805	1%	2%	$3,175	1%	6%
Asia Pacific	570	8%	12%	2,215	6%	12%
EMEA	520	6%	11%	1,995	6%	9%
WW Soft Contact Lenses	$1,895	4%	7%	$7,385	4%	8%

Note: This data is compiled using gross product sales.
Source: Management estimates and independent market research

COO-E

Source: The Cooper Companies, Inc.